Exhibit 24.2

Power of Attorney

Allan R. Tessler hereby appoints Peter Altman and David McClung, and each of them individually, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for his and in his name, place and stead, in any and all capacities, including in particular, as a Director of BioCardia, Inc. (the “Company”) to sign any or all amendments to that certain Registration Statement on Form S-3 filed with the Securities and Exchange Commission (the “SEC”) by the Company on May 19, 2017 (File No. 333-218124) (including pre and post-effective amendments and registration statements filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and otherwise), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC granting unto said attorneys-in-fact and agents the full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his substitute, may lawfully do or cause to be done by virtue thereof.

Date: 6/26/2017

By:	/s/ Allan R. Tessler
Name:	Allan R. Tessler
Title:	Director, BioCardia, Inc.